Exhibit 2.5

                                 PROMISSORY NOTE


$_____________(1)                                               November 3, 2005


      FOR VALUE RECEIVED, the undersigned, Azur International, Inc., a Nevada corporation (the "Company"), The Grand Shell Landing, Inc., a Mississippi corporation and a wholly-owned Subsidiary of the Company, whose address is 3499 Shell Landing Blvd., Gautier, Mississippi 39553 ("Grand Shell"), Azur Shell Landing Development II, LLC, a Mississippi limited liability company whose address is 3499 Shell Landing Blvd., Gautier, Mississippi 39553 ("Azur-Shell") and Azur Shell Landing Resort, Inc., a Mississippi corporation, whose address is 3499 Shell Landing Blvd., Gautier, Mississippi 39553 ("ASLR" and collectively with Azur-Shell, Grand Shell and the Company, the "Makers" and individually, a "Maker") jointly and severally, by this promissory note (hereinafter called "this Note"), promise unconditionally to pay to the order of ______________, a _______________ with a principal place of business at __________________________
(hereinafter called the "Lender"), on or, as required hereunder, before October ___, 2008 (the "Maturity Date") the principal sum of _____________________
($____________), or so much thereof as may remain unpaid hereunder, and to pay interest on the principal sum remaining unpaid hereunder from time to time from the date hereof until said principal sum shall have been paid in full.

      Definitions

      "Business Day" means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

      "Agent" shall mean the designated agent under the Loan Documents.

      "Crawford" shall mean Crawford Family Limited Partnership.

      "Custodial Account" shall mean the Custodial Account at The First, a National Banking Association ("Custodian") maintained for the benefit of the Lender pursuant to the terms of the Custodial and Security Agreement, dated October __, 2005, by and among the Makers, the Lender, the Custodian, the other lenders signatory to the Loan Documents and the agent to the lenders thereto.

      "Deed of Trust" shall have the meaning set forth in Section f.

      "Event of Default" shall have the meaning set forth in the Deed of Trust.


_______________________
(1) Subscription Amount of Lender.

      "Fundamental Transaction" shall mean (a) any Maker effects any merger or consolidation of such Maker with or into another Person, (b) the Maker effects any sale of all or substantially all of its assets in one or a series of related transactions, (c) any tender offer or exchange offer (whether by the Maker or another Person) is completed pursuant to which holders of equity of the Maker are permitted to tender or exchange their shares for other securities, cash or property, or (d) the Maker effects any reclassification of the equity of the Maker or any compulsory share exchange pursuant to which the equity of the Maker is effectively converted into or exchanged for other securities, cash or property.

      "Interest Adjustment Date" shall have the meaning set forth in Section b.

      "Loan Documents" shall have the meaning set forth in Section f.

      "Lot" shall mean a tract of property encumbered by the Deed of Trust which comprises no more than 1.5 acres in size.

      "Naranjo" shall mean the Naranjo Family Limited Partnership.

      "Olympic" shall mean Olympic Coast Investments Inc.

      "Permitted Dividends" shall mean, (i) prior to the date that the principal amount of this Note is less than $_______(2) (a) upon the sale of any Lot(s) by Azur-Shell, (1) payments of up to 5% of the gross proceeds of such sale to Crawford and (2) payments of up to 5% of gross proceeds of such sale to Naranjo,
(b) payments to other Makers provided such payments are used for working capital purposes only of such Maker and (c) payments to Crawford of up to 25% of the net profits solely from the sale of the Block Sale Property and (ii) after the date that the principal amount of this Note is less than $_________(3), (a) payments to other Makers provided such payments are used for working capital purposes only and (b) all payments to Carl Crawford. Notwithstanding anything herein to the contrary, no payments shall be a Permitted Dividend if, at such time, Lender has not received all payments due and payable under this Note from the sale of any Lots or Block Sale Property, as applicable, subject to such Permitted Dividend or otherwise. Upon the sale of any Lots or Block Sale Property, Permitted Dividends shall be subordinate in right of payment to any payments then due and payable to Lender.

      "Permitted Indebtedness" shall mean (a) the existing indebtedness on Azur-Shell of up to $7.1 million held by Olympic, (b) the existing indebtedness on Grand Shell of up to $6.5 million held by Textron and (c) indebtedness under the Promissory Note, dated October 24, in the principal amount of $1,460,000 from ASLR to Crawford, including accrued interest thereon.

      "Permitted Liens" liens incurred in connection with Permitted Indebtedness in clauses (a) and (b) thereunder.

      "Person" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

      "Textron" shall mean Textron Financial Corporation.


_____________
(2)   The product of 0.5 and the original principal amount of this Note.
(3)   The product of 0.5 and the original principal amount of this Note.

      Payments of Interest

      Commencing on November 1, 2005 and continuing on the first day of each succeeding calendar month until the principal amount outstanding on this Note is equal to or less than _________(4) (such date, the "Interest Adjustment Date"), the Makers, jointly and severally, shall pay to the Lender monthly installments of interest in the amount of _____________(5) Dollars ($__________). For purposes of clarification, the monthly payment prior to the Interest Adjustment Date shall be a fixed amount of $______ and not based on the then principal amount outstanding of this Note. On the Interest Adjustment Date and continuing through the Maturity Date, interest shall accrue on the outstanding principal balance hereunder at a rate of fourteen percent (14%) per annum, on the basis of a 360-day year, and be payable on the first day of each succeeding calendar month until the principal amount outstanding on this Note is no longer outstanding. All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at the rate of 22% per annum (or such lower maximum amount of interest permitted to be charged under applicable law) which will accrue daily, from the date such interest is due hereunder through and including the date of payment.

      Payments of Principal

            (i) Amortization. Commencing on April 1, 2006 and continuing on the first day of each succeeding calendar month until the Maturity Date, the Makers, jointly and severally, shall make equal installments of principal equal to __________(6) Dollars ($_________).

            (ii) Block Sales. The Makers intend to sell three tracts of the Property in approximately the following acreages: (i) 65.9 acres, (ii) 60 acres, and (iii) 14 acres located in Guatier, Mississippi and owned of record by Azur-Shell and encumbered by the Deed of Trust (collectively, the "Block Sale Property"). Upon the conditions set forth herein and upon the closing of the first sale of all or part of the Block Sale Property, the Makers, jointly and severally, shall prepay $__________(7) of the principal indebtedness due hereunder from the proceeds of such sale (the "Block Sale Prepayment"). Concurrently with the full prepayment to the Lender from the proceeds of the sale of the Block Sale Property, the Lender shall instruct the Agent to release its portion of the lien under the Deed of Trust to the entire Block Sale Property. The Lender shall apply the Block Sale Prepayment first to any accrued, but unpaid interest, and next to reduce the principal amount hereunder. The reduction in the Makers' obligations to make principal payments hereunder as a result of such prepayment shall be in inverse order of maturity

            Lot Sales. Upon the sale of each Lot, the Makers, severally and jointly, shall prepay to the Lender an amount equal to _________(8) Dollars ($_______) per Lot. Concurrently with the full prepayment to the Lender from the proceeds of the sale of the Lot, the Lender shall instruct the Agent to release its lien under the Deed of Trust to such Lot. The Lender shall apply such payment from the sale of any Lot first to accrued, but unpaid interest, and next to reduce the principal amount hereunder.

_________________
(4)   The product of 0.5 and the original principal amount of this Note.
(5)   The product of 0.0234 and the original principal amount of this Note.
(6)   The product of 0.0334 and the original principal amount of this Note.
(7)   The product of 0.25 and the original principal amount of this Note.
(8) Lender's pro-rata shares of $18,500 based on original principal amounts of notes.

            Sale of Florida Property. Upon the sale of certain real estate (the "Florida Property") held by 48 Hendricks, LLC, a Florida limited liability company and 63% owned subsidiary of the Company (such ownership, the "Membership Interest"), the Makers, severally and jointly, shall cause 48 Hendricks, LLC to promptly distribute to its members the proceeds of such sale and promptly with its receipt of such distribution the Company shall prepay $__________(9) of the principal indebtedness due hereunder from the proceeds of such sale (the "Florida Sale Prepayment"). Concurrently with the full prepayment to the Lender from the proceeds of the sale of the Florida Property, the Lender shall instruct the Agent under that certain Second Membership Interest Security Agreement, dated October __, 2005, to terminate its lien on the Membership Interest. The Lender shall apply the Florida Sale Prepayment first to any accrued, but unpaid interest, and next to reduce the principal amount hereunder in direct order of maturity, that is, any reduction in principal shall on a dollar for dollar basis reduce the Makers' obligations to make the next principal amortization payment or payments under Section c.(i).

            Optional Prepayment. Other than as set forth in this Section c, the Makers may not prepay this Note all or in part unless, upon five Business Days prior written notice by the Makers to the Lender, Makers prepay, on such fifth Business Day, 130% of the entire principal amount then outstanding of this note plus all accrued and unpaid interest ("Optional Prepayment Amount"). Concurrently with the full payment of the Optional Prepayment Amount to the Lender from the proceeds of the sale of the Block Sale Property, the Lender shall instruct the Agent to release all of its liens under the Deed of Trust.

            No Adjustment. The payments to the Lender as set forth in this Section c shall not reduce the amount of future scheduled payments of principal and interest.

            Late Fee. All overdue principal and interest to be paid hereunder shall entail a late fee at the rate of 22% per annum (or such lower maximum amount of interest permitted to be charged under applicable law) which will accrue daily, from the date such interest is due hereunder through and including the date of payment.

      d.    Mechanics of Payment

            a) All payments of principal, interest and other amounts payable on or in respect of this Note or the indebtedness evidenced hereby shall be made to the Lender at its principal office in ____________________________________________________, in lawful money of the United States of America, in funds immediately available to the Lender as the Lender may from time to time direct. Payments of interest shall be made by automatic deduction from the Custodial Account.

            b) Unless and until an Event of Default shall have occurred and be continuing under the Deed of Trust (in which event such payments shall be applied by the Lender as the Lender in the Lender's sole discretion shall determine), all payments received in respect of the indebtedness evidenced by this Note shall be applied first to the payment of all amounts (except principal and interest) at the time due and then to interest hereon accrued to the date of payment, and finally to the unpaid principal hereof.


_________________
(9)   The product of 0.25 and the original principal amount of this Note.

            c) If any payment on this Note becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to any payment of principal, interest thereon shall be payable at the then applicable rate during such extension.

            d) Should the indebtedness evidenced by this Note or any part thereof be collected by action at law, or in bankruptcy, receivership or other court proceedings, or should this Note be placed in the hands of attorneys for collection after default, the Makers agree to pay, upon demand by the Lender, in addition to principal and interest and other sums, if any, due and payable hereon, court costs and reasonable attorneys' fees and other reasonable collection charges, unless prohibited by law.

            e. Negative Covenants. So long as any portion of this Note is outstanding, the Makers will not and will not permit any of their respective subsidiaries to, directly or indirectly:

                  a) except for Permitted Indebtedness, enter into, create,
            incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of the property or assets of the Makers or their subsidiaries now owned or hereafter acquired or any interest therein or any income or profits therefrom;

                  b) except for Permitted Liens, enter into, create, incur,
            assume or suffer to exist any liens of any kind, on or with respect to any of its property or assets of the Makers or their respective subsidiaries now owned or hereafter acquired or any interest therein or any income or profits therefrom;

                  c) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Lender;

                  d) repay, repurchase or offer to repay, repurchase or
            otherwise acquire the equity of any Maker or its Subsidiaries;

                  e) other than payment made to Textron and Olympic in respect the Permitted Indebtedness under clauses (a) and (b) thereunder, prepay, repurchase, redeem or offer to repay, repurchase, redeem or otherwise acquire any indebtedness of any Maker or its subsidiaries until the principal amount outstanding on this Note is less than $__________(10);

                  f) enter into any agreement with respect to any of the
            foregoing; or

______________
(10)  50% of original principal amount of this Note.

                  g) other than Permitted Dividends, pay cash dividends on any equity securities of the Makers.

      f.    Deed of Trust

      This Note is secured, inter alia, by a Deed of Trust and Security Agreement (the "Deed of Trust") of even date herewith granted to the Lender by the Makers with respect to certain premises located in Jackson County, Mississippi, and by certain other instruments executed by the Markers in favor of the Lender which constitute additional security for this Note. Neither the foregoing references to the Deed of Trust or the other security documents (collectively, the "Loan Documents") nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Makers to pay the principal of and interest on this Note as herein provided.

      g.    Event of Default

      Upon the occurrence of an Event of Default, the Lender may declare the entire unpaid principal balance hereof, together with interest and other amounts, if any, accrued hereon, immediately due and payable (if not previously due and payable) and may exercise each and every other remedy available to the Lender hereunder, under the Deed of Trust or any of the other Loan Documents, or otherwise available at law or in equity. The Lender's failure to exercise such option shall not constitute a waiver of the right to exercise the same at any other time. All overdue principal and interest to be paid hereunder shall entail a late fee at the rate of 22% per annum (or such lower maximum amount of interest permitted to be charged under applicable law) which will accrue daily, from the date such interest is due hereunder through and including the date of payment.

      h.    Waivers

      All makers, sureties, guarantors and endorsers hereof, by executing or endorsing this Note or by entering into or executing any agreement to pay any of the indebtedness evidenced hereby, (i) consent and agree to be bound by the provisions of this Note and promise, absolutely and unconditionally, to pay the principal of and interest on this Note as herein provided, (ii) waive trial by jury in any action on this Note or on any security for this Note, (iii) waive (to the fullest extent allowed by law) all requirements of diligence in collection, presentment, notice of non-payment, protest, notice of protest, suit and all other conditions precedent in connection with the collection and enforcement of this Note or any security for this Note or any guarantee of the indebtedness evidenced hereby, (iv) waive any right to the benefit of, or to direct the application of, any security for this Note until payment in full, (v) waive the right to require the Lender to proceed against any other person or to pursue any other remedy before proceeding against such makers, sureties, guarantors or endorsers, or any of them, and, except as otherwise required by law, waive the right to require the Lender to proceed against any collateral secured by the Deed of Trust, or otherwise, before proceeding against such makers, sureties, guarantors or endorsers, or any of them, and (vi) agree that no renewal or extension of this Note (including a renewal or extension in which this Note is surrendered), no change in the rate of interest payable hereon, no release, surrender or substitution of security for, or guarantee of, this Note or the indebtedness evidenced hereby, no modification or waiver of the terms of any instrument securing this Note, no delay-in the enforcement of payment of this Note or any security for, or guarantee of, this Note or the indebtedness evidenced hereby, and no delay or omission in exercising any right or power under this Note or any security for, or guarantee of, this Note or the indebtedness evidenced hereby, shall affect the liability hereon of such makers, sureties, guarantors or endorsers, or any of them.

      None of the provisions hereof, and none of the Lender's rights or remedies hereunder on account of any past or future defaults, shall be deemed to have been waived by the Lender's acceptance of any past due amount or by any indulgence granted by the Lender to any maker, surety, guarantor or endorser hereof. This Note shall be the joint and several obligation of all such makers, sureties, guarantors and endorsers, and shall be binding upon them and their successors and assigns.

      i.    Savings Clause

      All agreements between the Makers and the Lender contained herein are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of this Note, or otherwise, shall the amount paid or agreed to be paid to the Lender for the use, forbearance or detention of the principal amount evidenced by this Note and secured by the Deed of Trust and the other Loan Documents exceed the maximum permissible under applicable law the benefit of which may be asserted by the Makers as a defense, and if, from any circumstance whatsoever, fulfillment of any provision of this Note, the Deed of Trust or any of the other Loan Documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, or if from any circumstances the Lender should ever receive as interest under this Note, the Deed of Trust or any of the other Loan Documents such an excessive amount, then, ipso facto, the amount which would be excessive interest shall be applied to the reduction of the principal balance as evidenced by this Note and secured by the Deed of Trust and the other Loan Documents and not to the payment of interest. This provision shall control every other provision of all agreements between the Makers and the Lender.

      As used herein, the term the "Lender" shall mean, in addition to the initial payee hereof, each person from time to time who is an endorsee of this Note or the bearer, if this Note is at the time payable to bearer.

      j.    Lost or Mutilated Note

      If this Note shall be mutilated, lost, stolen or destroyed, the Makers shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Makers.

      k.    Governing Law

      All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by any of this Note (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "New York Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of this Note), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

      l.    Severability

      If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Makers covenant (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Makers from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Makers (to the extent it may lawfully do so) hereby expressly waive all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Lender, but will suffer and permit the execution of every such as though no such law has been enacted.

      m.    Headings

      The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

      n.    Notices

      Any and all notices or other communications or deliveries to be provided by the Lender hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service, addressed to the Makers, at the addresses set forth above, facsimile number (954) 763-1516, Attn: Donald Winfrey or such other address or facsimile number as the Makers may specify for such purposes by notice to the Lender delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Makers hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to the Lender at the facsimile telephone number or address of the Lender appearing on the books of the Makers, or if no such facsimile telephone number or address appears, at the principal place of business of the Lender. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section m prior to 5:30 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section m later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

      o.    Assumption

      Any successor to the Makers or surviving entity in a Fundamental Transaction shall (i) assume in writing all of the obligations of such Makers under this Note and the other Transaction Documents pursuant to written agreements in form and substance satisfactory to the Lender (such approval not to be unreasonably withheld or delayed) prior to such Fundamental Transaction and (ii) if the successor is to the Company, except as otherwise provided for in
Section 4.9 of the Purchase Agreement, to issue to the Lender a new Note of such successor entity evidenced by a written instrument substantially similar in form and substance to this Note, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of the Notes held by the Lender and having similar ranking to the Note, and satisfactory to the Lender (any such approval not to be unreasonably withheld or delayed). The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations of this Note.

         WITNESS the execution hereof as of the day and date above first written.

                                       AZUR-SHELL LANDING DEVELOPMENT II, LLC


                                       By:    /s/ Carl Crawford
                                            ------------------------------------
                                       Name:  Carl Crawford
                                            ------------------------------------
                                       Title: Manager
                                            ------------------------------------

                                       By:
                                            ------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                            ------------------------------------

                                       THE GRAND SHELL LANDING, INC.


                                       By:    /s/ Carl Crawford
                                            ------------------------------------
                                       Name:  Carl Crawford
                                            ------------------------------------
                                       Title: President
                                            ------------------------------------

                                       AZUR INTERNATIONAL, INC.


                                       By:    /s/ Donald Winfrey
                                            ------------------------------------
                                       Name:  Donald Winfrey
                                            ------------------------------------
                                       Title: President
                                            ------------------------------------


                                       AZUR SHELL LANDING RESORT, INC.

                                       By:    /s/ Donald Winfrey
                                            ------------------------------------
                                       Name:  Donald Winfrey
                                            ------------------------------------
                                       Title: Vice President
                                            ------------------------------------